SCHEDULE 14A INFORMATION

    Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act
                                     of 1934
                               (Amendment No. __)

   Filed by the Registrant [X]
   Filed by a Party other than the Registrant [ ]

   Check the appropriate box:

   [  ] Preliminary Proxy Statement
   [  ] Confidential, for use of the Commission Only (as permitted by Rule
        14a-6(3)(2))
   [X ] Definitive Proxy Statement
   [  ] Definitive Additional Materials
   [  ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section
        240.14a-12

                            BADGER PAPER MILLS, INC.
                (Name of Registrant as Specified in its Charter)


                       ___________________________________
     (Name of person(s) Filing Proxy Statement if other than the Registrant)


   Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-
        11.

        1)   Title of each class of securities to which transaction applies:

        2)   Aggregate number of securities to which transaction applies:

        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        4)   Proposed maximum aggregate value of transaction:

        5)   Total fee paid:

   [  ] Fee paid previously with preliminary materials.

   [  ] Check box if any part of the fee is offset as provided by Exchange
        Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)   Amount Previously Paid:

        2)   Form Schedule or Registration Statement No.:

        3)   Filing Party:

        4)   Date Filed:

                            BADGER PAPER MILLS, INC.


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             To Be Held May 13, 1997

   To the Shareholders of Badger Paper Mills, Inc.:

   NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of Badger Paper Mills, Inc. will be held on Tuesday, May 13, 1997, at 10:00 a.m., local time, at the Best Western Riverfront Inn, 1821 Riverside Ave., Marinette, Wisconsin, for the following purposes:

   1. To elect two directors to hold office until the 2000 annual meeting of shareholders and until their successors are duly elected and qualified.

   2. To consider and act on a shareholder proposal from a group of shareholders controlled by James D. Azzar (the "Azzar Group") to establish a committee of directors for the purpose of engaging an investment banking firm and to facilitate and promote a sale or merger of the company.

   3. To consider and act on any other business as may properly come before the meeting or any adjournment or postponement thereof.

   The close of business on March 25, 1997, has been fixed as the record date (the "Record Date") for the determination of shareholders entitled to notice of, and to vote at, the meeting and any adjournment or postponement thereof.

   A proxy for the meeting and a proxy statement are enclosed herewith.


                            By Order of the Board of Directors
                            BADGER PAPER MILLS, INC.


                            /s/ Miles L. Kresl, Jr.
                            Miles L. Kresl, Jr.
                            Corporate Secretary


   Peshtigo, Wisconsin
   April 7, 1997

   YOUR VOTE IS IMPORTANT NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE. TO ASSURE REPRESENTATION AT THE MEETING, PLEASE DATE THE ENCLOSED PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS, SIGN EXACTLY HOW YOUR NAME APPEARS THEREON AND RETURN IMMEDIATELY.

                            BADGER PAPER MILLS, INC.
                              200 West Front Street
                         Peshtigo, Wisconsin  54157-0149


                                 PROXY STATEMENT
                                       For
                         ANNUAL MEETING OF SHAREHOLDERS
                             To Be Held May 13, 1997


             This proxy statement is being furnished to shareholders by the Board of Directors (the "Board") of Badger Paper Mills, Inc. (the "Company") beginning on or about April 8, 1997, in connection with a solicitation of proxies by the Board for use at the Annual Meeting of Shareholders to be held on Tuesday, May 13, 1997, at 10:00 a.m., local time, at the Best Western Riverfront Inn, 1821 Riverside Ave., Marinette, Wisconsin, and all adjournments or postponements thereof (the "Annual Meeting"), for the purposes set forth in the attached Notice of Annual Meeting of Shareholders.

             Execution of a proxy given in response to this solicitation will not affect a shareholder's right to attend the Annual Meeting and to vote in person. Presence at the Annual Meeting of a shareholder who has signed a proxy does not in itself revoke a proxy. Any shareholder giving a proxy may revoke it at any time before it is exercised by giving notice thereof to the Company in writing at or before the Annual Meeting.

             A proxy, in the enclosed form, which is properly executed, duly returned to the Company and not revoked will be voted in accordance with the instructions contained therein. The shares represented by executed but unmarked proxies will be voted (i) "FOR" the two persons nominated for election as directors referred to herein, (ii) "AGAINST" the shareholder proposal to establish a committee of directors for the purpose of engaging an investment banking firm and to facilitate and promote a sale or merger of the Company and (iii) on such other business or matters which may properly come before the Annual Meeting in accordance with the best judgment of the persons named as proxies in the enclosed form of proxy. Other than the election of directors and the shareholder proposal, the Board has no knowledge of any other matters to be presented for action by the shareholders at the Annual Meeting.

             Only holders of record of the Company's common stock, no par value (the "Common Stock"), as of the close of business on March 25, 1997, are entitled to vote at the Annual Meeting. On that date, the Company had outstanding and entitled to vote 1,945,430 shares of Common Stock, each of which is entitled to one vote per share.

                              ELECTION OF DIRECTORS

             The Company's By-Laws provide that the directors shall be divided into three classes, with staggered terms of three years each. At the Annual Meeting, the shareholders will elect two directors to hold office until the 2000 annual meeting of shareholders and until their successors are duly elected and qualified. Unless shareholders otherwise specify, shares represented by the proxies received will be voted in favor of the election as directors of the two persons named as nominees herein. The Board has no reason to believe that any of the listed nominees will be unable or unwilling to serve as a director if elected. However, in the event that any nominee should be unable to serve or for good cause will not serve, the shares represented by proxies received will be voted for another nominee selected by the Board. Directors will be elected by a plurality of the votes cast at the Annual Meeting (assuming a quorum is present). Consequently, any shares not voted at the Annual Meeting, whether due to abstentions, broker non-votes or otherwise, will have no impact on the election of directors. Votes will be tabulated by inspectors of election appointed by the Board.

             Bennie C. Burish and Edwin A. Meyer, Jr., members of the Board of the Company since 1970 and 1958, respectively, and retired executive officers of the Company, retired from the Board effective March 1, 1997. James L. Kemerling was appointed by the Board to fill one of the vacancies created in Class III by such retirements for the remainder of the Class III term, which expires in 1999. The Board subsequently reduced the number of directors to five persons; the four continuing directors and Mr. Kemerling.

             The following sets forth certain information, as of March 25, 1997, about the Board's nominees for election at the Annual Meeting and each director of the Company whose term will continue after the Annual Meeting.

                   Nominees for Election at the Annual Meeting

               Class I, Terms expiring at the 2000 Annual Meeting

   Claude L. Van Hefty, 58, has served on the Board of the Company since 1994. Mr. Van Hefty has served the Company as Chief Executive Officer since December 1995 and as President since November 1994. Prior thereto, Mr. Van Hefty served the Company as Vice President-Fibre Procurement, Vice President and General Manager of the Company's former Dayton, Ohio division and Director of Purchases.

   Ralph D. Searles, 55, has served as a director of the Company since 1995. Mr. Searles has been President and Chief Executive Officer of Great Northern Corporation located in Appleton, Wisconsin, since 1991.

   THE BOARD RECOMMENDS THE FOREGOING NOMINEES FOR ELECTION AS DIRECTORS AND URGES EACH SHAREHOLDER TO VOTE "FOR" BOTH NOMINEES. SHARES OF COMMON STOCK REPRESENTED BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED "FOR" BOTH NOMINEES.

                         Directors Continuing in Office

               Class II, Terms expiring at the 1998 Annual Meeting

   Earl R. St. John, Jr., 60, has served as a director of the Company since 1986. Mr. St. John has been President of St. John Forest Products, Inc. and St. John Trucking, Inc., both of which are located in Spalding, Michigan, since 1962, and is the owner of both companies.

   Thomas J. Kuber, 56, has served as a director of the Company since 1995. Mr. Kuber has been President of K&K Warehousing located in Menominee, Michigan since 1973, and the Chief Executive Officer of Great Lakes Pulp & Fibre, Inc., also located in Menominee, Michigan, since 1993.

               Class III, Term expiring at the 1999 Annual Meeting

   James L. Kemerling, 57, has served as a director of the Company since March 1997. Mr. Kemerling is a consultant based in Wausau, Wisconsin, and was Chairman, President and Chief Executive Officer of The Specialty Packaging Group, Inc., from 1994 to 1996. Mr. Kemerling was President and Chief Executive Officer of Shade/Allied Inc. from 1990 to 1994. Mr. Kemerling is also a director of WPS Resources Corporation, a public utility holding corporation based in Green Bay, Wisconsin.


                               BOARD OF DIRECTORS

   General

             The Board has standing Audit, Executive and Compensation Committees. Mr. Burish and Mr. Meyer were members of each committee prior to their retirements in March 1997.

             The Audit Committee is responsible for reviewing (i) the scope of annual audit activities, (ii) professional services performed by auditors approved by the Board and (iii) the independence of such auditors. The Audit Committee also reviews the annual financial statements of the Company and such other matters with respect to the accounting, auditing and financial reporting practices and procedures of the Company as it may find appropriate or as have been brought to its attention. Earl R. St. John, Jr. and Ralph D. Searles were members of the Audit Committee in 1996. The Audit Committee held three meetings in 1996. James L. Kemerling and Thomas J. Kuber became members of the Audit Committee in March 1997.

             The Compensation Committee reviews executive compensation policies and also recommends from time to time to the Board compensation of the elected officers of the Company. Earl R. St. John, Jr. and Thomas
   J. Kuber were members of the Compensation Committee in 1996. The Compensation Committee held two meetings in 1996. James L. Kemerling and Ralph D. Searles became members of the Compensation Committee in March 1997.

             The Executive Committee may exercise many of the powers of the Board in the management of the business and affairs of the Company in the intervals between meetings of the Board. While its powers are very broad, in practice it meets only when it would be impractical to call a meeting of the Board. Earl R. St. John, Jr., Ralph D. Searles and Thomas J. Kuber were members of the Executive Committee in 1996. The Executive Committee held three meetings in 1996. James L. Kemerling was appointed to the Executive Committee in March 1997.

             The Board has no nominating committee. The Board selects the director nominees to stand for election at the Company's annual meetings of shareholders and to fill vacancies occurring on the Board. The Board will consider nominees recommended by shareholders, but has no established procedures which shareholders must follow to make a recommendation.

             The Board held 13 meetings in 1996. Each director attended at least 75% of the aggregate of the total meetings held by the Board and the total meetings held by all committees on which each such director served during 1996.

   Director Compensation

             Directors who are employees of the Company receive no compensation as such for service as members of either the Board or committees thereof. In 1997, directors who are not employees of the Company will receive a quarterly retainer payable in Company Common Stock with a market value of $3,000 and a fee payable in Company Common Stock with a market value of $750 for each committee meeting attended.


                             PRINCIPAL SHAREHOLDERS

             The following table sets forth certain information regarding the beneficial ownership of Common Stock as of March 25, 1997 by: (i) each director and nominee; (ii) the executive officer named in the Summary Compensation Table set forth below; (iii) all of the directors, nominees and executive officers (including the executive officer named in the Summary Compensation Table) as a group; and (iv) each person or other entity known by the Company to own beneficially more than 5% of the class of Common Stock. Except as otherwise indicated in the footnotes, each of the holders listed below has sole voting and investment power over the shares beneficially owned.


                                          Shares of           Percent of
                                         Common Stock        Common Stock
        Name of Beneficial Owner      Beneficially Owned  Beneficially Owned

    Earl R. St. John, Jr.,
      Director. . . . . . . . . . .     11,000(1)                 *

    Claude L. Van Hefty, Jr.,
      President and Chief Executive
      Officer   . . . . . . . . . .      4,350(2)                 *
    Thomas J. Kuber, Director . . .      1,010                    *
    James L. Kemerling, Director  .      1,000                    *
    Ralph D. Searles, Director  . .        800                    *

    All directors, nominees and
      executive officers as a group
      (9 persons)   . . . . . . . .     28,538(3)                1.5%
    Edwin A. Meyer, Jr. . . . . . .    360,074(4)               18.5%
    James D. Azzar  . . . . . . . .    276,864(5)               14.2%

    Walter F. Adrian  . . . . . . .    112,000(6)                5.8%
    Bennie C. Burish  . . . . . . .    101,048(7)                5.2%
   ____________________________
   *Denotes less than 1%.

   (1) Amounts shown include 11,000 shares of Common Stock held in trust as to which Mr. St. John has sole voting and dispositive power. Amounts shown do not include 11,000 shares of Common Stock held in trust for the benefit of Rosemary St. John, Mr. St. John's wife, as to which he disclaims voting and dispositive power.

   (2) Amounts shown include 2,000 shares of Common Stock owned by Mr. Van Hefty and Karen J. Van Hefty, Mr. Van Hefty's wife, as joint tenants as to which they share voting and investment power.

   (3) In the aggregate, directors and executive officers have sole voting and dispositive power with respect to 24,038 shares and in the aggregate, directors and executive officers have shared voting and dispositive power with respect to 4,500 shares.

   (4) Amounts shown include 49,766 shares owned by Lorraine Meyer, and 21,744 shares owned by Carol Coffey Sheridan, as to which Mr. Meyer has voting rights but disclaims beneficial ownership. The amounts shown do not include 9,512 shares of Common Stock owned by Gloria L. Meyer, Mr. Meyer's wife, as to which he disclaims voting and dispositive power.

   (5) According to a report of beneficial ownership on an amended Schedule 13D dated December 10, 1996, James D. Azzar ("Azzar"), Bomarko, Inc. ("Bomarko") and Extrusions Division, Inc. ("EDI") (collectively referred to as the "Azzar Group") constitute a "group" with respect to the acquisition of Common Stock. Of the reported shares, 276,664 are owned by Bomarko, and 200 are owned by EDI. Azzar is deemed to beneficially own all of such shares in his capacity as chairman of the board, chief executive officer and director of, and investor in, Bomarko, and president, sole director and sole shareholder of EDI. Azzar's address is 208 Pioneer Club Road, East, Grand Rapids, Michigan 49506. The address of Bomarko's principal office is North Oak Road, P.O. Box K, Plymouth, Indiana 46563. The address of EDI's principal office is 208 Pioneer Club Road, East Grand Rapids, Michigan 49506.

   (6) The share amount listed is from the Schedule 13G dated April 17, 1995 filed with the Securities and Exchange Commission and the Company. Mr. Adrian's address is 201 Emery Avenue, South, Peshtigo, Wisconsin 54157.

   (7) Amounts shown do not include 11,550 shares of Common Stock owned by Donna M. Burish, Mr. Burish's wife, as to which he disclaims voting and dispositive power.


                              CERTAIN TRANSACTIONS

             Mr. Searles is president and chief executive officer of Great Northern Corporation from which the Company purchased corrugated packaging products totaling $143,200 in 1996 at contracted prices that were competitive with other manufacturers supplying similar materials.

             Mr. Kuber is president of K&K Warehousing to which the Company made payments in aggregate of $32,000 in 1996. K&K Warehousing provided storage, handling, pickup and delivery services for raw materials and finished product at negotiated rates which were competitive with other warehousemen and contract carriers.


                             EXECUTIVE COMPENSATION

   Summary Compensation Information

             The following table sets forth certain information concerning the compensation earned in each of the last three fiscal years by Mr. Van Hefty, the Company's President and Chief Executive Officer. No other Company executive officer earned over $100,000 in the fiscal year ended December 31, 1996. The person named in the table are sometimes referred to herein as the "named executive officer."

   Summary Compensation Table



                                      Annual Compensation                Long-Term Compensation


                                                                           Awards        Payouts
                                                             Other       Securities     Long-Term
                                                             Annual      Underlying     Incentive
           Name and                                        Compensa-       Stock       Compensation    All Other (2)
      Principal Position     Year  Salary($)   Bonus($)    tion($)(1)    Options(#)     Payouts($)    Compensation($)

    Claude L. Van Hefty     1996   $185,096       -            --            --             --             $31,068
      President and Chief   1995    165,189    $45,000         --            --             --              28,128
      Executive Officer     1994     81,394                    --            --             --              11,909
   _______________

   (1) The aggregate amount of such compensation for the indicated person was less than 10% of the total salary and bonus reported for the named executive officer in the Summary Compensation Table in each year.

   (2) Consists of (a) life insurance premiums paid by the Company in the amount of $6,500, $18,576 and $21,576 for Mr. Van Hefty in 1994, 1995
        and 1996, respectively, and (b) payments made by the Company under the Company's Profit Sharing Plan and Trust for Non-Union Employees in the amount of $5,409, $9,552 and $9,492 to Mr. Van Hefty in 1994, 1995 and 1996, respectively.


   Agreements with the Named Executive Officers

             In January 1995, the Company and Mr. Van Hefty entered into an Executive Employment Agreement. The Executive Employment Agreement was motivated by Mr. Van Hefty's and the Board's desire to provide certainty and continuity for the Company in the event of a change in control of the Company. Under the Executive Employment Agreement, Mr. Van Hefty is entitled to continuation of his salary for up to three years in the event of the termination of his employment with the Company under certain circumstances following a change in control covered by the Executive Employment Agreement. The Executive Employment Agreement does not mandate any particular salary, bonus or benefit level prior to a change in control, and does not restrict the Company's ability to terminate Mr. Van Hefty prior to a change in control.

   Report on Executive Compensation

             Executive officer compensation is established through recommendations of the Compensation Committee of the Board. The Compensation Committee meets as necessary to review with the President the performance of executive officers of the Company, and without him in the evaluation of his services. The Compensation Committee recommends executive compensation to the Board, which then makes its decisions as to such matters after review and deliberation. The Compensation Committee also is responsible for establishing and administering policies which govern incentives.

             The philosophy of the Compensation Committee with respect to executive officer compensation is to position base salaries conservatively low in relation to perceived comparable market compensation. The Compensation Committee makes a review of compensation for companies perceived by the Compensation Committee to be similar, based on available public information. The companies included in that review are not necessarily the same as the companies included in the S&P Paper & Forestry Products Index used in the following performance graph. The Compensation Committee then establishes base salaries for the various executive officer positions based on what the Compensation Committee perceives to be the low range of salaries for positions which, in the Compensation Committee's judgment, are comparable in responsibilities and function.

             Section 162(m) Limitation. It is anticipated that all 1997 compensation to executives will be fully deductible under Section 162(m) of the Internal Revenue Code and therefore the Compensation Committee determined that a policy with respect to qualifying the compensation paid to executive officers for deductibility is not necessary.


                            BADGER PAPER MILLS, INC.
                             COMPENSATION COMMITTEE

                               James L. Kemerling
                                 Thomas J. Kuber
                              Earl R. St. John, Jr.
                                Ralph D. Searles


           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

             Messrs. Burish and Meyer served as members of the Compensation Committee until their retirement as directors in March 1997, and became members of the Compensation Committee in July and October, 1993, respectively. Mr. Meyer retired as the Company's Chief Executive Officer on March 31, 1993, and as the Chairman of the Board in March 1997. Mr. Burish retired as the Company's President in May 1991, and served as interim President from August 1992 to February 1993.


                             PERFORMANCE INFORMATION

             The following graph compares on a cumulative basis changes during the past five years in (a) the total shareholder return on the Common Stock with (b) the total return on the Standard & Poor's 500 Stock Index (the "Standard & Poor's Index") and (c) the total return on the S&P Paper & Forestry Products Index (the "PF Products Index"). Such changes have been measured by dividing (a) the sum of (i) the amount of dividends for the measurement period, assuming dividend reinvestment, and (ii) the difference between the price per share at the end of and the beginning of the measurement period, by (b) the price per share at the beginning of the measurement period. The graph assumes $100 was invested on January 1, 1991 in Common Stock, the Standard & Poor's Index and the PF Products Index.


   [Stock Performance Graph]

                                 December 31,    December 31,    December 31,     December 31,   December 31,  December 31,
                                     1991            1992            1993             1994           1995          1996

    Badger Paper Mills, Inc.         $100             $ 65            $ 47            $ 37          $ 81          $ 34
    PF Products Index                 100              114             126             131           145           160
    Standard & Poor's Index           100              108             118             120           165           203



                              SHAREHOLDER PROPOSAL

   Shareholder Proposal and Shareholder Statement in Support of Proposal

             Extrusions Division, Inc., 208 Pioneer Club Road, East Grand Rapids, Michigan, Bomarko, Inc., North Oak Road, Post Office Box K, Plymouth, Indiana and James D. Azzar, 208 Pioneer Club Road, East Grand Rapids, Michigan, have notified the Company that they intend to present the following proposal at the Annual Meeting:

                              "SHAREHOLDER PROPOSAL

                  RESOLVED, that the shareholders of Badger Paper Mills, Inc. (the "Company"), believing that the value of their investment in the Company can best be maximized through the immediate sale or merger of the Company, hereby urge the board of directors to establish a committee of directors who are not current or former officers or employees of the Company for the purpose of engaging an investment banking firm, facilitating and promoting a sale or merger of the Company or a sale of substantially all of its assets, reviewing and negotiating any sale or merger of the Company, and making a recommendation to the board of directors with respect to any such proposal.

                        SHAREHOLDER SUPPORTING STATEMENT

                  This shareholder proposal is submitted by Bomarko, Inc., Extrusions Division, Inc. and James D. Azzar (the
        "Shareholders.") The Shareholders are substantial investors in the Company, owning over 14% of its shares.

                  The Shareholders believe that the stock price performance of the Company and its future prospects have been adversely affected by poor management and questionable strategic decisions. Recent decisions of the board of directors to sell timberlands, close a pulp mill, and terminate a sizeable portion of the Company's work force have, the shareholders believe, deprived the Company of significant intrinsic value. The Company's losses are draining the Company of its remaining value at a rapid rate. The Shareholders question the Company's continuing ability to profitably sell it's products in a highly competitive commodity market. The Company's poor stock price performance is dramatically illustrated by the five year cumulative total shareholder return performance chart contained in the Company's 1996 proxy statement.

                  The Shareholders believe that these poor results are tolerated in part because half of the Company's directors are current or former officers of the Company and the other half of the Company's directors are affiliated with concerns which do business with the Company. The Company does not have a nominating committee composed of independent directors for the purpose of finding independent and qualified individuals to serve on the board.

                  Consequently, the Shareholders believe that a sale or merger of the Company or a sale of substantially all of its assets offers the most likely means by which the value of the Company could be realized, free of the constraining effects of current management. Accordingly, the Shareholders believe that the Company should hire an investment banking firm and initiate other steps necessary to achieve a sale or merger of the Company as promptly as possible.

                  The Shareholders believe that the longer it takes the management to implement the sale of the Company, the lower the price we will receive for our shares due to the extremely high rate of losses being realized.

                  The Shareholders recommend that all shareholders vote "For" this proposal. If management opposes this proposal and you want to vote in favor of the recommendation, you must mark the "For" box on the proxy card next to the proposal.

                  Please vote "For" this proposal and help yourself and your fellow shareholders realize the value of their investment in the Company."

   Board's Statement of Position

             THE BOARD UNANIMOUSLY RECOMMENDS THAT COMPANY SHAREHOLDERS VOTE "AGAINST" THIS SHAREHOLDER PROPOSAL. The Board has already embarked on an ongoing strategic review process focused on the long-term success of the Company and maximizing shareholder value. As part of this strategic planning process, the Company retained Paine Webber, Inc. in early 1996, to provide investment banking advice and created a committee of the Board to work with Paine Webber, Inc. to evaluate various strategic options, including a possible sale of the Company. The Company had previously retained Grant Thornton LLP in the fall of 1995 to assist in strategic planning and evaluation of strategic options.

             The Board believes that based upon the actions taken by the Board and the Company to date, the shareholder proposal is moot; the Board has already created a committee to review strategic options, has already engaged an investment banking firm and is already in the process of reviewing strategic alternatives, including a possible sale of the Company. Since the Company has already taken the actions proposed by the Azzar Group, the Board urges you to vote "AGAINST" this shareholder proposal.

   Recommendation

             THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "AGAINST" THIS SHAREHOLDER PROPOSAL. IF THIS PROPOSAL IS PRESENTED AT THE ANNUAL MEETING, SHARES OF COMMON STOCK REPRESENTED BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED "AGAINST" THE PROPOSAL.

   Vote Required

             The number of votes cast "FOR" this shareholder proposal must exceed the number of votes cast "AGAINST" this shareholder proposal to approve this shareholder proposal. Consequently, abstentions and broker nonvotes will have no impact on the approval or disapproval of the proposal.

                                  MISCELLANEOUS

   Independent Auditors

             Coopers & Lybrand L.L.P. acted as the independent auditors for the Company in 1996. Representatives of Coopers & Lybrand L.L.P. are expected to be present at the Annual Meeting with the opportunity to make a statement if they so desire. Such representatives are also expected to be available to respond to appropriate questions.

   Shareholder Proposals

             Any shareholder entitled to submit proposals to be considered at the 1997 annual meeting shall be a record or beneficial owner of at least 1% or $1,000 in market value of Common Stock at the time the proposal is submitted, shall have held said Common Stock for at least one year, and shall continue to own said Common Stock through the date on which the annual meeting is held. Proposals which shareholders of the Company intend to present at and have included in the Company's proxy statement for the 1998 annual meeting must be received by the Company by the close of business on December 8, 1997.

   Other Matters

             Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers to file reports concerning their ownership of Company equity securities with the Securities and Exchange Commission and the Company. Based solely upon information provided to the Company by individual directors and executive officers, the Company believes that during the fiscal year ended December 31, 1996, all its directors and executive officers complied with the Section 16(a) filing requirements.

             The cost of soliciting proxies will be borne by the Company. In addition to soliciting proxies by mail, proxies may be solicited personally and by telephone by certain officers and regular employees of the Company. The Company will reimburse brokers and other nominees for their reasonable expenses in communicating with the persons for whom they hold Common Stock.

                                 By Order of the Board of Directors
                                 BADGER PAPER MILLS, INC.



                                 /s/ Miles L. Kresl, Jr.
                                 Miles L. Kresl, Jr.
                                 Corporate Secretary

   April 7, 1997

   BADGER PAPER MILLS, INC.           PROXY          THIS PROXY IS SOLICITED
   Peshtigo, Wisconsin 54147                         ON BEHALF OF THE
                                                     BOARD OF DIRECTORS.


   The undersigned hereby appoints Claude L. Van Hefty and Mark D. Burish, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Badger Paper Mills, Inc., held of record by the undersigned on March 25, 1997, at the 1997 annual meeting of shareholders to be held May 13, 1997, and any adjournment or postponement thereof.

   1.   ELECTION OF DIRECTORS.

        [__] FOR all nominees listed       [__]      WITHHOLD authority
             below (except as marked                 to vote for all nominees
             to the contrary below).                 listed below.


                    CLAUDE L. VAN HEFTY and RALPH D. SEARLES

        (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW).

                 _______________________________________________

   2.   SHAREHOLDER PROPOSAL TO CREATE BOARD COMMITTEE.

        [__] AGAINST             [__] FOR            [__] ABSTAIN

   3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

   THE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE TWO SPECIFIED DIRECTOR NOMINEES IN ITEM 1, "AGAINST" THE SHAREHOLDER PROPOSAL IN ITEM 2, AND ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PROXIES NAMED HEREIN.

   Please sign exactly
   as name appears below.        When shares are held by joint tenants, both
                                 should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such.
                                 If a corporation, please sign in full
                                 corporate name by President or other
                                 authorized officer.  If a partnership,
                                 please sign in partnership name by
                                 authorized person.

                                 [__]      Please check here if you plan to
                                           attend the annual meeting in
                                           person.


   Dated ______________________, 1997      ________________________________
                                                Signature

   Please mark, sign, date, and promptly   ________________________________
   return the proxy card, using the             Signature, if held jointly
   enclosed envelope.